UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2019

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place
Boston, MA 02116
(Address of principal executive offices, including zip code)
 (617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure and Appointment of Officers
On July 17, 2019, Wayfair Inc. (“Wayfair” or the “Company”) announced that James Savarese, Senior Vice President, Chief Operating Officer (“COO”), would retire from the company, effective October 15, 2019. Mr. Savarese will be succeeded by Thomas Netzer, age 49, who will assume the role of Senior Vice President, COO effective July 17, 2019.
Mr. Netzer previously served as the Company’s Vice President, COO - Europe from April 2018 to July 2019. Prior to joining Wayfair, Mr. Netzer worked at McKinsey & Company for more than 20 years in various positions, most recently as a Senior Partner, where he focused on the transportation and infrastructure industries and co-led McKinsey’s global logistics practice. Mr. Netzer received a B.A. and a Ph.D. from the University of Cologne.
On July 17, 2019, Wayfair also announced that John Mulliken, Senior Vice President, Chief Technology Officer (“CTO”), would retire from the company, effective October 15, 2019.
James “Jim” Miller, a current member of our Board of Directors, will assume the role of Interim CTO effective August 1, 2019. In connection with this transition, Mr. Miller will continue to serve on Wayfair’s Board of Directors, but he will leave the Audit Committee of the Board of Directors and be succeeded on such committee by another independent director on or prior to August 1, 2019.
A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.
Additional Information on Mr. Netzer
Mr. Netzer will execute the Company’s form of indemnification agreement for directors and executive officers. Under the indemnification agreement, the Company agrees to indemnify Mr. Netzer to the fullest extent permitted by Delaware law for certain liabilities to which he may become subject as a result of his service as an executive officer. A copy of the Company’s form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 8, 2018.
There is no arrangement or understanding between Mr. Netzer and any other person pursuant to which Mr. Netzer is to be selected as an officer of Wayfair that would require disclosure under Item 401(b) of Regulation S-K. Additionally there is no family relationship between Mr. Netzer and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Netzer is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on July 17, 2019
Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: July 17, 2019	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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